UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2018

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On March 22, 2018, we completed the closing of our previously announced registered direct offering of 2,743,640 shares of our common stock at a price of $1.10 per share. In connection with the offering, on March 20, 2018 we entered into securities purchase agreements (the “Purchase Agreements”) with the investors in the offering. The net proceeds to us from the offering are expected to be approximately $2.7 million, after deducting placement agent fees and estimated offering expenses payable by us. We anticipate using the net proceeds from the offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, and general and administrative expenses.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as our exclusive placement agent for the offering and received a placement agent fee from us equal to 6.0% of the aggregate gross proceeds from the offering. We also reimbursed Wainwright for its expenses in connection with the offering on a non-accountable basis in an amount equal to $35,000.

The offering was made pursuant to our registration statement on Form S-3 (File No. 333-210974), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 13, 2016, and a prospectus supplement thereunder. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached to this report as Exhibit 5.1.

As of immediately following the completion of the offering, we had 16,464,464 shares of common stock outstanding.

The Purchase Agreements contain customary representations, warranties and agreements by us, were made only for purposes of such agreements and as of a specific date, and may be subject to limitations agreed upon by such parties.

The foregoing description of the Purchase Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement. The form of Purchase Agreement is attached to this report as Exhibit 99.1.

Forward-Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the estimated net proceeds from the offering and the use of such proceeds. Words such as “will”, “expect”, “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with estimating offering related expenses and risks associated with our financial condition and business. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
99.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2018	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer